Exhibit 10.1

December 20, 2023

Mark Thorpe
(sent via DocuSign)

Dear Mark:

On behalf of Eargo, Inc., (the “Company”), and following the approval of the Company’s Board of Directors, we are pleased to offer you a new position within the Company as Chief Financial Officer (CFO), effective January 5, 2024. The details and terms associated with the new position are listed below:

Job Title: Chief Financial Officer (CFO)

Department: Executive

Reports into: Chief Executive Officer

Employment Type: Exempt, Full Time

Compensation: Annual salary of $335,000 that will be paid semi-monthly in accordance with the Company’s normal payroll procedures.

Incentive/

Bonus plan: You will transition to the 50% bonus plan, which will be paid in accordance with obtaining the goals outlined in any applicable plan document.

Benefits: All Company benefits and your benefit eligibility remain unchanged with your change in position.

Sincerely,

/s/ William Brownie

William Brownie

Interim Chief Executive Officer and Chief Operating Officer

Agreed to and accepted:

Signature: /s/ Mark Thorpe

Printed Name: Mark Thorpe

Date: December 20, 2023